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                                                                    EXHIBIT 10.6

                           SERIES A-1 PROMISSORY NOTE

DOCUMENTARY STAMP TAXES AND INTANGIBLES TAXES, IF ANY, DUE ON THIS NOTE ARE BEING PAID UPON THE RECORDATION OF THE MORTGAGE INSTRUMENT BEING EXECUTED AND RECORDED SIMULTANEOUSLY HEREWITH.


$_____________                                              As of April 30, 2003


FOR VALUE RECEIVED, FIRST STATES INVESTORS 4000B, LLC, a Delaware limited liability company, having its principal office at 1725 The Fairway, Jenkintown, Pennsylvania 19046 (hereinafter referred to as "Maker"), promises to pay to the order of LEHMAN BROTHERS BANK, FSB, having its principal place of business at 745 Seventh Avenue, New York, New York 10019 (hereinafter referred to as "Payee"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of ________________________ DOLLARS ($ ) in lawful money of the United States of America with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined), and to be paid in installments as follows:

1. A payment of interest only from and including the date hereof to June 10, 2003 shall be payable on June 10, 2003.

2. Consecutive quarterly payments of principal and interest, as set forth in Schedule A attached hereto and made a part hereof, beginning on September 10, 2003 and continuing thereafter on the tenth day of each March, June, September and December thereafter (or if such day is not a Business Day, then on the next succeeding Business Day) to and including June 10, 2023 (each such quarterly due date, a "Payment Date") . Interest hereon shall be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed in such period. The term "Business Day" shall mean a weekday except a legal holiday or a day on which banking institutions in New York or Utah are authorized by law to be closed.

3. Any balance of said principal sum, together with any accrued and unpaid interest thereon, shall be due and payable on June 10, 2023 (the "Maturity Date").

The term "Applicable Interest Rate" shall mean from the date of this Note through and including the Maturity Date, a rate of 5.496 % per annum.

The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon, the Prepayment Consideration (as hereinafter defined) and all other sums secured by or due under the Security Instrument (hereinafter defined) and this Note (all such sums hereinafter collectively referred to as the "Debt") shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid when due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or the other Loan Documents (hereinafter defined) (hereinafter collectively an "Event of Default"). All of the terms, covenants and conditions contained in the Security Instrument and the other Loan Documents are hereby made

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part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all reasonable costs of collection incurred by Payee, including reasonable attorneys' fees and costs reasonably incurred for the services of counsel and counsel's employees whether or not suit be brought.

This Note may not be prepaid at the option of the Maker except as expressly provided herein or in the Security Instrument, as hereinafter defined. This Note may be prepaid in whole but not in part at any time following May 1, 2004, upon thirty (30) days' prior written notice to Payee, provided that such payment shall include Prepayment Consideration (hereinafter defined) on the principal amount hereof and other amounts in accordance with the following paragraph, and provided that Maker simultaneously prepays all other notes it has issued to Payee. In addition, on and after May 1, 2004, Maker may defease this Note in whole (but not in part) in accordance with the terms of the Defeasance Rider attached hereto and made a part hereof, whether or not it simultaneously defeases any other note. This Note is subject to mandatory prepayment as provided in the Security Instrument.

If, following the occurrence and during the continuation of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Mortgaged Property, either through foreclosure or the exercise of the other remedies available to Payee under the Security Instrument, such tender by Maker shall be deemed to be a voluntary prepayment under this Note in the amount tendered. Accordingly, Maker agrees that it shall, in addition to the outstanding principal balance of this Note, also pay to Payee a sum equal to (a) interest accrued and unpaid on the principal balance of this Note to the date of such tender (the "Determination Date"), (b) a "make whole amount" (the "Prepayment Consideration") determined as hereinafter provided, and (c) all other amounts then due and payable under this Note, the Security Instrument and the other Loan Documents. The Prepayment Consideration shall be the greater of 1% of the then outstanding principal amount hereof and the amount determined as follows: an amount equal to (x) the sum of the amounts representing the present values of each remaining scheduled payment which would be payable with respect to the Note following such prepayment, such sum to be determined by discounting (monthly on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing a discount factor equal to the Reinvestment Yield, less (y) the principal amount of the Note, but in no event less than 0. "Reinvestment Yield" means 25 basis points plus the yield to maturity of either (i) the yield reported as of 11:00 A.M. (New York City time) on the date of calculation on the display designated USD on the Bloomberg Financial Markets Screen (or such other display as may replace such displays on the Bloomberg service or any other generally available service) for actively traded U.S. Treasury securities (or, if unavailable, whatever standard benchmark is used for such purposes by institutional investors) having a constant maturity equal to the remaining average life of the Note, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields (or, if unavailable, whatever standard benchmark is used for such purposes by institutional investors) reported for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Determination Date in Federal Reserve Statistical Release H-15 (519) (or any comparable successor publication) for U.S. Treasury securities (or, if unavailable, whatever standard benchmark is used for such purposes by institutional investors) having a constant maturity equal to the remaining average

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life of the Note as of the Determination Date; provided, however, if no maturity exactly corresponding to the remaining average life of the Note shall appear therein, yields for the two most closely corresponding reported maturities (with one being shorter and the other longer) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month). All such prepayments must occur on a Business Day.

Maker does hereby agree that upon the failure to make any payment required by this Note on the scheduled due date (or if such date is not a Business Day, then on the next Business Day), interest on such delinquent amount shall be accrued and be due and payable at a rate (the "Default Rate") equal to the lesser of (i) two percent (2%) over the Applicable Interest Rate, and (ii) the highest rate allowed by applicable law. The Default Rate shall be computed from the due date of the delinquent payment to the actual receipt and collection of such payment. This charge shall be added to the Debt, and shall be deemed secured by the Security Instrument. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt or any payment hereunder, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any such delinquency.

The term "Security Instrument" as used in this Note shall mean the Mortgage, Security Agreement and Assignment of Leases and Rents dated as of even date herewith given by Maker for the use and benefit of Payee covering the fee estate of Maker in certain premises described therein (the "Mortgaged Property"). The term "Loan Documents" as used in this Note shall mean all and any of the documents now or hereafter executed by Maker and/or others and by or in favor of Payee, which wholly or partially evidence, secure or guarantee payment of this Note. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators.

This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Debt at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by applicable law to contract or agree to pay (the "Maximum Rate"). If, from any circumstance whatsoever, performance or fulfillment of any provision hereof, of the Security Instrument or of any of the other Loan Documents or of any agreement between Maker and Payee shall, at the time of the execution and delivery thereof or at the time performance of such provision shall be due, involve or purport to require any payment in excess of the limits prescribed by law, the obligation to be performed or fulfilled shall be reduced automatically to the limit of such validity without the necessity of execution of any amendment or new document. Or, if, from any circumstance whatsoever, Payee shall ever receive anything of value deemed interest under applicable law which would exceed interest at the Maximum Rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the outstanding principal balance of this Note, and any excess shall be refunded to Maker. All sums contracted for, charged, paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness of Maker to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Rate. The provisions of this paragraph shall control all existing and future agreements between Maker

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and Payee with respect to the Loan Documents.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, and notice of intent to accelerate the maturity hereof (and of such acceleration). No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the other Loan Documents made by agreement between Payee and any other person or party (other than Maker) shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the other Loan Documents.

Notwithstanding anything to the contrary contained in this Note, the liability of Maker (and its trustees, beneficial owners, members, managers, directors, officers, partners and other Released Parties (as defined in the Security Instrument)) for the Debt and for the performance of the other agreements, covenants and obligations contained herein, in the Security Instrument and the other Loan Documents shall be limited as set forth in paragraph 51 of the Security Instrument.

Notwithstanding anything to the contrary in this Note, the Security Instrument or any of the other Loan Documents, Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Payee in accordance with this Note, the Security Instrument or any of the other Loan Documents.

Maker represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Security Instrument and the other Loan Documents and that this Note, the Security Instrument and the other Loan Documents constitute valid and binding obligations of Maker, subject to applicable laws.

All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Security Instrument directed to the parties at their respective addresses as provided therein.

TO THE EXTENT PERMITTED BY LAW, MAKER AND PAYEE EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY

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AND VOLUNTARILY BY MAKER AND PAYEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY
EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE AND MAKER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER AND PAYEE.

This Note shall be governed by and construed in accordance with the laws of the State in which the Mortgaged Property is located and the applicable laws of the United States of America.


                 [BALANCE OF PAGE BLANK/SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, Maker has caused this Note to be duly executed under seal as of the date first above set forth.



                                         FIRST STATES INVESTORS 4000B, LLC
(SEAL)



                                         By:______________________________(Seal)
                                             Sonya A. Huffman, Vice President

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                                DEFEASANCE RIDER

The terms and conditions of this Defeasance Rider are hereby incorporated into the Promissory Note.

This Note may be defeased in whole but not in part at any time subsequent to May 1, 2004 (the "Lockout Period") and prior to the Maturity Date, on any Business Day after 30 days' prior written notice to Payee, subject to the following:

(A) At any time after the Lockout Period, and provided no Event of Default exists under the other Loan Documents, Maker may obtain the release of the Mortgaged Property from the lien of the Security Instrument upon the satisfaction of the following conditions precedent (such release in accordance with the terms hereof is hereinafter referred to as the "Defeasance"):

(i) not less than thirty (30) days' prior written notice to Payee specifying a Business Day (the "Release Date") on which the Defeasance Deposit (hereinafter defined) is to be made;

(ii) the payment to Payee of interest accrued and unpaid on the principal balance of this Note to and including the Release Date;

(iii) the payment to Payee of all other sums, not including scheduled interest or principal payments, then due and owing under the other Loan Documents the amount of which Payee shall notify Maker of not less than five days prior to the Release Date;

(iv)  the payment to Payee of the Defeasance Deposit;

(v)   the delivery to Payee of:

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                    a security agreement, in form and substance satisfactory to
                    Payee, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations (hereinafter defined) purchased or to be purchased on behalf of Maker with the Defeasance Deposit in accordance with this provision of this paragraph (the "Security Agreement");

                    a release of the Mortgaged Property from the lien of the Security Instrument and termination of any related Uniform Commercial Code financing statements (for execution by Payee) in forms appropriate for the jurisdictions in which the Mortgaged Property is located and such financing statements are filed, respectively, which Payee agrees to execute, notarize and deliver upon the Release Date upon Maker's satisfaction of the requirements of this Defeasance Rider;

                    an officer's certificate of Maker certifying that the requirements to be performed by Maker or to be delivered by Maker set forth in this subparagraph (A) have been satisfied;

                    an opinion of counsel for Maker in form satisfactory to Payee, with reasonable qualifications and assumptions, stating, among other things, that (1) Payee has a perfected first priority security interest in the Defeasance Deposit and/or the U.S. Obligations purchased by Payee on behalf of Maker, (2) the U.S. Obligations have been duly and validly assigned to Payee, and (3) the Security Agreement is enforceable against Maker in accordance with its terms;

                    such other certificates, documents or instruments as Payee may reasonably request; and,

                    payment to Payee by Maker of all costs and expenses incurred by Payee in connection with the Defeasance hereunder including, but not limited to, reasonable fees of attorney and accountants.

          In connection with the conditions set forth in subparagraph (A)(v) above, Maker hereby appoints Payee as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled quarterly Payment Dates after the Release Date upon which interest and principal payments are required under this Note (including the amounts due on the Maturity
          Date) and in amounts equal to the scheduled payments due on such dates and on the Maturity Date under this Note (the "Scheduled Defeasance Payments"). Maker, pursuant to an agreement to be entered into and subject to Payee approval, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Payee and applied to satisfy the obligations of the Maker under this Note.

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(B)   Upon compliance with the requirements of this Defeasance Rider, the
      Mortgaged Property shall be released from the lien of the Security Instrument, any guarantor or indemnitor for the loan evidenced by the Note shall be released from any liability accruing after the date of compliance with this Defeasance Rider, and the pledged U.S. Obligations shall be the sole source of collateral securing this Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by subparagraph (A) above and satisfy the Maker's obligations under this paragraph shall be remitted to the Maker with the release of the Mortgaged Property from the lien of the Security Instrument. In connection with such release, Maker shall establish, or designate a successor entity (the "Successor Maker"), subject to the approval of Payee, and the Maker shall transfer and assign all obligations, rights and duties under and to this Note together with the pledged U.S. Obligations to such Successor Maker. The obligation of Maker, subject to the approval of Payee, to establish or designate a Successor Maker shall be automatically deemed to be assumed by the transferee in the event of any sale or transfer of this Note and the other Loan Documents, and following such sale or transfer, the transferor shall be relieved of such obligation hereunder. The Maker shall pay $1,000 to any such Successor Maker as consideration for assuming the obligations under this Note and the Security Agreement. Notwithstanding anything in the other Loan Documents to the contrary, no other assumption fee shall be payable upon a transfer of this Note in accordance with this paragraph.

(C) For purposes of this Defeasance Rider, the following terms shall have the following meanings:

(i) The term "Defeasance Deposit" shall mean an amount which Payee shall determine in its reasonable and good faith discretion (in reliance upon a verification report delivered by a nationally recognized independent certified public accountant or firm of nationally recognized certified public accountants) is sufficient to pay the Scheduled Defeasance Payments, any costs and expenses (including the reasonable fee and expenses of such accountant or firm of accountants) incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of this Note or otherwise required to accomplish the agreements of this Defeasance Rider, which such taxes Payee shall cause to be paid to the appropriate taxing authority on the Release Date;

(ii) The term "U.S. Obligations" shall mean "government securities" as such term is defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1, et seq.), that are not subject to prepayment, call or early redemption, and are maintained in the form of entries on the books of the Federal Reserve Bank.

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                                   SCHEDULE A


                  Quarterly Payments of Principal and Interest

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First States Investors 4000B, LLC has entered into this form Series A-1
Promissory Note for each of 23 properties. These notes are for an aggregate principal amount of $27.3 million.

                                       R-5